SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2005

CALLIDUS SOFTWARE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50463	77-0438629
(Commission File Number)	(IRS Employer Identification No.)

160 W. Santa Clara St., Suite 1500 San Jose, CA	95113
(Address of Principal Executive Offices)	(Zip Code)

(408) 808-6400
Registrant’s telephone number, including area code:

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

     Item 7.01. Regulation FD Disclosure

On April 21, 2005 a director of the Registrant inadvertently communicated to a person outside the issuer that the Registrant would be announcing the hiring of a permanent Chief Executive Officer shortly.

As previously disclosed, the Registrant is actively seeking to hire a permanent Chief Executive Officer. However, the Registrant has not yet reached an agreement with any candidate, and may not be successful in hiring a permanent Chief Executive Officer in the near term or at all.

The information furnished in this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be deemed incorporated by reference into the Registrant's filings with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Exchange Act.

The information in this 8-K contains, or may be deemed to contain, "forward-looking statements" (as defined in the U.S. Private Securities Litigation Reform Act of 1995) which reflect the Registrant’s current views with respect to future events. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, you should not rely on forward-looking statements, as there are or will be important factors that could cause actual events to differ materially from those predicted or implied by these forward-looking statements. Unless otherwise required by applicable law, the Registrant undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLIDUS SOFTWARE INC.

Date:	April 21, 2005	By:	/s/ Ronald J. Fior

			Name:	Ronald J. Fior
			Title:	Vice President, Finance and Chief Financial Officer